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                                                                   Exhibit 23.02

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-25927, 333-79841, 333-86179, 333-38460, 333-57882, 333-68422
and 333-76822) pertaining to the 1985 Stock Option Plan, 1992 Stock Plan, 1993 Directors Stock Option Plan, 1993 Employee Stock Purchase Plan, 1996 Director Option Plan, 1996 Employee Stock Purchase Plan, Options to Purchase Common Stock Assumed by Registrant Pursuant to an Asset Purchase Agreement with Nuview, 1993 Equity Incentive Plan and 1993 Employee Stock Purchase Plan, Stock Option Agreement and 1997 Equity Incentive Plan of the Kernel Group Incorporated of VERITAS Software Corporation of our report dated January
23, 2001, with respect to the consolidated financial statements and schedule of VERITAS Software Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                              /s/ Ernst & Young LLP

San Jose, California
March 26, 2002